UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 20, 2007
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                               Sea Containers Ltd.
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             (Exact name of registrant as specified in its charter)

            Bermuda                        1-7560                98-0038412
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

                   22 Victoria Street, Hamilton HM 12, Bermuda
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               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 441-295-2244
                                                            ------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 20, 2007, Sea Containers SPC Ltd. ("SPC"), an indirect majority-owned subsidiary of Sea Containers Ltd. (the "Company"), received a declaration of acceleration from Wachovia Bank, National Association and Abelco Finance LLC, the holders of all of SPC's currently outstanding Senior Notes (the "Notes"), which have an aggregate outstanding principal amount of $151,195,518. Although the Notes are reflected as debt on its consolidated balance sheet, the Company is not an obligor on, or a guarantor of, the Notes. The security for the Notes includes (i) the marine and intermodal containers owned by SPC and all rentals and sales proceeds therefrom including, (a) the rentals payable by GE SeaCo SRL pursuant to the Master Lease Agreement dated as of May 1, 1998, as amended, pursuant which GE SeaCo leases from the Company certain containers now owned by SPC and (b) the net revenues received from the leasing to end-user lessees of certain other containers which are managed by GE SeaCo SRL, pursuant to the Equipment Management Agreement dated as of May 1, 1998, as amended, (ii) two cash accounts in which there is an aggregate of approximately $5.1 million,
(iii) an indirect pledge of the Company's equity interest in SPC and (iv) a pledge of all of the 1,800 GE SeaCo Class B Quotas owned by the Company.

The declaration of acceleration asserts that SPC has violated certain representations, warranties and covenants in the indenture and certain other transaction documents relating to the financing. To date, neither the Note holders or the indenture trustee has taken any action to foreclose on the security for the Notes. If SPC fails to pay the Notes following their acceleration, the rate of interest on the Notes is increased by 2% per annum. If an event of default occurs and is continuing under the indenture upon the delivery of a declaration of acceleration, all unpaid principal and accrued interest on the Notes then outstanding becomes immediately due and payable.
The Company and SPC have disputed that an event of default has occurred.

The Company, and its subsidiaries, Sea Containers Services Ltd. and Sea Containers Caribbean Inc., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on October 15, 2006. SPC has not filed a Chapter 11 petition.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     SEA CONTAINERS LTD.



                                     By:/s/Ian C. Durant
                                        ----------------
                                        Name: Ian C. Durant
                                        Title: Senior Vice President - Finance
                                               and Chief Financial Officer



Date:  March 26, 2007

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